                                                                   EXHIBIT 10.15


                            EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 17th day of May, 1995, is entered into by Best Programs, Inc., a Virginia Corporation with its principal place of business at 11413 Isaac Newton Square, Reston, Virginia 22090 (the "Company"), and James F. Petersen, residing at 3614 Oval Drive, Alexandria, Virginia 22305 (the "Employee").

     In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on April 1, 1995 (the "Commencement Date"), and ending on March 30, 2000 (such period, as it may be extended, the "Employment Period"), unless earlier terminated in accordance with the provisions of Sections 2 or 4.

     2. Title; Capacity. The Employee shall serve as Chairman of the Company or in such other reasonably similar alternate position as determined from time to time by the Company's Board of Directors (the "Board"). The Employee shall be based at the Company's headquarters in Northern Virginia. The Employee shall be subject to the supervision of, and shall have such authority delegated to him by, the Board.

     The Employee hereby agrees to undertake the duties responsibilities of his position. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company as are reason applicable to his position.

     At the election of the Company in the discretion of the Board of Directors and with or without cause, in lieu of assign Employee to a reasonably similar alternate position, the Company may terminate the employment of the Employee, or assign no position and duties to Employee (and if so, the Employee may resign if elects). Upon any termination or resignation pursuant to preceding sentence, Employee's then current base salary shall, severance to the Employee, continue to be paid to Employee by Company for the duration of the original Employment Period of the Agreement, and the Company shall pay and maintain the Employee health insurance coverage as provided by Section 5.4 hereof.

     3.   Compensation and Benefits.


          3.1 Salary. The Company shall pay the Employee, installments not less than monthly, an annual base salary of $170,280.00 for the one-year period commencing on the Commencement Date. Such salary shall be subject to upward adjustment thereafter as determined by the Board consistent with the annual average rate of upward adjustment of base salary levels of senior executive employees of the Company.

          3.2 Bonus. The Company shall include the Employee in the bonus plan or plans now existing or hereafter adopted for senior executive employees of the Company, and Employee shall be entitled to payment of bonuses in amounts as applicable and as determined under the terms of such plan or plans. In the absence of any such bonus plan or plans, at least annually, the Board shall consider the award of a discretionary bonus to the Employee taking into account the financial results of the Company and the performance and efforts of the Employee.

          3.3 Fringe Benefits. The Employee shall be entitled to participate in all bonus, retirement, insurance and benefit programs that the Company establishes and makes available to its senior executive employees, to the extent that Employee's tenure, salary, age, health and other qualifications make him eligible to participate.

          3.4 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may reasonably request.

     4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          4.1         Expiration of the Employment Period in accordance with
Section 1;

          4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this
Section 4.2, cause for termination shall be deemed to exist in the event of:
(i) the refusal of the Employee to perform his assigned duties for the Company, if such refusal continues after notice and reasonable opportunity to cure, or
(ii) dishonesty, gross negligence or gross misconduct that is injurious to the Company;

          4.3 Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 180 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

          4.4 At the election of either party, at any time within one year following: (i) the sale or other transfer by the Company of 50% or more of its assets to an unrelated third party, or (ii) the sale or transfer, other than through a public offering, of stock representing voting control of the Company to one or more third parties not presently holding more than 50% of the outstanding voting stock of the Company.

     5.   Effect of Termination.

          5.1 Termination for Cause. In the event the Employee's employment is terminated for cause pursuant to Section 4.2, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

          5.2 Termination for Death or Disability. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

          5.3 Termination under Section 4.4. In the event of termination under Section 4.4 hereof, Employee shall be paid the compensation and fringe benefits which would otherwise be payable to the Employee up to the end of the month in which the termination occurs. In addition, with respect to the then current base salary of the Employee and as severance to the Employee: if the termination is at the election of the Company, such base salary shall be paid through the end of the original Employment Period; and if the termination is at the election of the Employee, such base salary shall be paid for a period of one year from the date he ceases to be employed by the Company.

          5.4 Health Insurance. Upon any termination of this Agreement, other than for cause or death, the Company shall pay and maintain the Employee's then current health insurance coverage for a period of one year from the date of termination.

          5.5 Transfer of Life Insurance. Upon any termination of this Agreement for reasons other than death, the Company at its expense shall transfer to the Employee any life insurance policies then maintained by the Company on the Employee's life, paid up through the end of the then current policy periods of such policies.

          5.6 Survival. The provisions of Sections 2, 5, 6 and 7 shall survive the termination of this Agreement.


     6.   Non-Compete.

          (a) During the Employment Period and for a period of one year after the termination or expiration thereof, the Employee will not directly or indirectly:

                 (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type then being developed, produced, marketed or sold by the Company; or

                 (ii) recruit, solicit or induce, or attempt to induce, any persons then employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                 (iii) solicit, divert or take away from the Company, or attempt to divert or to take away from the Company, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee during the Employment Period.

          (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.


     7.   Proprietary Information and Developments.

          7.1         Proprietary Information.

          (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, wither during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

          (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his rights, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. This Section 7(b), however, shall not apply to Developments which do not relate to the then existing or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

          (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          7.2 Other Agreements. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at the such other address which hereafter is specified by notice in accordance with this Section 8.

     9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     12. Governing Law. This Agreement shall construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.

     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.


     14.         Miscellaneous.

                 14.1 No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                 14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                 14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                       BEST PROGRAMS, INC.

                                       By: /s/ MELODY RANELLI
                                          ---------------------------------

                                       Title: Executive VP and CFO
                                             ------------------------------

                                       EMPLOYEE

                                       /s/ JAMES F. PETERSEN
                                       ------------------------------------
                                       James F. Petersen